UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 1, 2016

PROPELL TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53488	26-1856569
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1701 Commerce Street, 2nd Floor, Houston, Texas 77002
(Address of Principal Executive Office) (Zip Code)

(713) 227-0480

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 1, 2016, Propell Technologies Group, Inc. (the “Company”) entered into a three year Employment Agreement (the “Employment Agreement”) with C. Brian Boutte to serve as the Company’s Chief Executive Officer. Mr. Boutte will also serve as the Company’s interim Chief Financial Officer.

Under the Employment Agreement, for his service as the Chief Executive Officer of the Company, Mr. Boutte will receive an annual base salary of $265,000, a sign on bonus of $60,000 and an annual performance bonus of up to 55% of his base salary, such bonus payable in cash or equity upon attainment of certain performance indicators established by the Company’s Board of Directors and Mr. Boutte. In connection with the entry into the Employment Agreement, Mr. Boutte was granted an option award exercisable for 3,000,000 shares of the Company’s common stock, which will vest as to 1,000,000 shares on each of the one, two and three year anniversary of the commencement of his employment with the Company. In the event of the sale of all of the Company’s assets or any field acquired by the Company during the employment period which sale occurs after the six month anniversary of his employment and before the two year anniversary of his termination of employment, the Employment Agreement provides that Mr. Boutte will receive a bonus equal to 3% of net cash proceeds received by the Company from such sale after payment of certain costs and expenses. In the event that Mr. Boutte’s employment is terminated Without Cause (as defined in the Employment Agreement), by Mr. Boutte for Good Reason (as defined below), Disability (as defined in the Employment Agreement) or upon his death, if any occur after the one year anniversary of his employment, Mr. Boutte is entitled to receive a severance payment equal to one year’s base salary, any bonus earned which remains unpaid at such time and reimbursement of expenses. In the event of a Change of Control (as defined in the Employment Agreement), Mr. Boutte will receive a severance payment equal to one year’s base salary, any bonus earned which remains unpaid at such time and reimbursement of expenses. In addition, if a Change of Control occurs after the one year anniversary of the commencement of his employment with the Company, all of Mr. Boutte’s options shall immediately vest. The Employment Agreement also includes customary confidentiality obligations and inventions assignments by Mr. Boutte as well as a non-compete and non-solicitation provision. If his employment is terminated for Cause (as defined below) or by him Without Good Reason (as defined in the Employment Agreement), Mr. Boutte is entitled to receive his annual base salary through the date of termination and any bonus earned but unpaid.

For purpose of the Employment Agreement, “Good Reason” is defined as (i) any material and substantial breach of the Employment Agreement by the Company; (ii) a Change in Control (as defined in the Employment Agreement) occurs and Mr. Boutte’s employment is terminated at any time within the six (6) month period on or immediately following the Change in Control; (iii) a reduction in Mr. Boutte’s Annual Base Salary as in effect at the time in question, or any other failure by the Company to comply with the compensation terms of the Employment Agreement; or (iv) the Employment Agreement is not assumed by a successor to the Company.

For purposes of the Employment Agreement, “Cause” is defined as (i) acts of embezzlement or misappropriation of funds or fraud; (ii) conviction of a felony or other crime involving moral turpitude, dishonesty or theft; (iii) a material violation by Mr. Boutte of any provision of the Employment Agreement, including willful failure to perform assigned tasks, willful and unauthorized unauthorized disclosure of Company material confidential information; (iv) being under the influence of drugs (other than prescription medicine or other medically related drugs to the extent that they are taken in accordance with their directions) during the performance of Mr. Boutte’s duties and that performance of his duties is affected; (v) engaging in behavior that would constitute grounds for liability for harassment (as proscribed by the U.S. Equal Employment Opportunity Commission Guidelines or any other applicable state or local regulatory body) or other egregious conduct that violates laws governing the workplace; or (vi) willful failure to perform his assigned tasks, where such failure is attributable to the fault of Mr. Boutte, gross insubordination or dereliction of fiduciary obligations which, to the extent it is curable by Mr. Boutte, is not cured by Mr. Boutte within thirty (30) days of receiving written notice of such violation by the Company.

The information contained in this Item 1.01 regarding the Employment Agreement is qualified in its entirety by the copy of the Employment Agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 is incorporated herein by reference thereto. The Company approved the issuance of an option exercisable for 3,000,000 shares of the Company’s common stock vesting as to 1,000,000 shares on each of the one, two and three year anniversary of Mr. Boutte’s employment. The offer and issuance of the options were not registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time of issuance, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, the Company has relied on the exemption from federal registration under Section 4(a)(2) of the Securities Act, based on the Company’s belief that the offer and sale of the shares has not and will not involve a public offering as the recipients of the shares are “accredited investors” as defined under Section 501 promulgated under the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 1, 2016, Mr. Boutte, age 60, was appointed to serve as the Chief Executive Officer and interim Chief Financial Officer of the Company, upon the resignation of Mr. Huemoeller on January 1, 2016.

Mr. Boutte has extensive experience in the oil and gas industry.  From July 29, 2013 until July 28, 2015, Mr. Boutte served in various positions with SK Innovation Company, Ltd affiliated entities, including as the Senior Vice President of the US E&P Division and the President of SK E&P America Inc. Mr. Boutte served as a Vice President of Hunt Consolidated Inc. from 2008 until July 2013 and from 2006 until 2008 as Vice President of Hunt Oil Company’s International Exploration. There are no family relationships between Mr. Boutte and any director, executive officer or any person nominated or chosen by the Company to become an executive officer. Mr. Boutte was not selected as Chief Executive Officer pursuant to any arrangement or understanding with any other person, and does not have any reportable transactions under Item 404(a) of Regulation S-K.

On January 1, 2016, John Huemoeller, II resigned as the Chief Executive Officer, President and Chief Financial Officer of the Company. Mr. Huemeoller will remain as a consultant to the Company for a transition period of up to 90 days on a month-to-month basis at a salary of Eleven Thousand Dollars ($11,000) a month. Mr. Huemoeller’s resignation as Chief Executive Officer, President and Chief Financial Officer did not involve any disagreement with the Company.

See Item 1.01 for a description of the terms of the Employment Agreement.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated January 1, 2016 by and between C. Brian Boutte and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2016	PROPELL TECHNOLOGIES GROUP, INC.

	By:	/s/ C. Brian Boutte
	Name:	C. Brian Boutte
	Title:	Chief Executive Officer